UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Derma Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

DERMA SCIENCES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

and

PROXY STATEMENT

214 Carnegie Center
Suite 300
Princeton, New Jersey 08540

May 22, 2008

DERMA SCIENCES, INC.

214 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 514-4744

____________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 22, 2008
____________________________________________________________

To the Shareholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Derma Sciences, Inc., a Pennsylvania corporation (the “Company”), will be held on May 22, 2008, at 3:00 p.m., at the offices of the Company, 214 Carnegie Center, Suite 300, Princeton, New Jersey, for the following purposes:

1.	To elect eight directors for the year following the annual meeting or until their successors are elected;

2.	To consider and vote upon the amendment of the Company’s stock option plan to increase the shares of common stock issuable thereunder to 10,000,000;

3.	To consider and vote upon ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008; and

4.	To transact such other business as may properly come before the meeting and all adjournments thereof.

        Only shareholders of record at the close of business on April 3, 2008, the record date and time fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

        The Board of Directors unanimously recommends that shareholders vote “FOR” (i) the election as directors of the nominees named in the accompanying Proxy Statement, (ii) the amendment of the Company’s stock option plan, and (iii) the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2008.

        You are cordially invited to attend the meeting. Whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented. Accordingly, WE URGE YOU TO COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

By Order of the Board of Directors,

EDWARD J. QUILTY
Chairman of the Board

DERMA SCIENCES, INC.
214 Carnegie Center, Suite 300
Princeton, New Jersey 08540
609-514-4744

________________________________________

PROXY STATEMENT
________________________________________

        This statement is furnished by the Board of Directors of Derma Sciences, Inc. (the “Company”) in connection with the Board’s solicitation of proxies for use at its Annual Meeting of Shareholders (the “Meeting”) to be held at 3:00 p.m. on Thursday, May 22, 2008, at the offices of the Company, 214 Carnegie Center, Suite 300, Princeton, New Jersey, 08540, and at any adjournments thereof. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders.

        If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. However, if no instructions are specified, shares will be voted for the election as directors of those nominees named in the Proxy, for amendment of the Company’s stock option plan and for ratification of the selection of Ernst &Young LLP as independent registered public accounting firm for the year ended December 31, 2008. The Board knows of no matters which are to be presented for consideration at the Meeting other than those specifically described in the Notice of Annual Meeting of Shareholders, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

        A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Company at the above address or by delivery of a proxy bearing a later date. Any shareholder may attend the Meeting and vote in person whether or not a Proxy was previously submitted.

        The close of business on April 3, 2008, has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Meeting. On the Record Date, the Company had 40,140,743 shares of Common Stock, 150,003 shares of Series A Convertible Preferred Stock, 440,003 shares of Series B Convertible Preferred Stock, 619,055 shares of Series C Convertible Preferred Stock and 1,071,346 shares of Series D Convertible Preferred Stock outstanding and entitled to vote. The foregoing shares of Common and Preferred Stock (collectively, “Shares”) are the only voting securities of the Company.

        The presence at the Meeting, in person or by proxy, of the holders of 21,210,576 Shares (a majority of the aggregate number of shares of Common Stock and Preferred Stock issued and outstanding and entitled to vote as of the Record Date) is necessary to constitute a quorum to transact business. Proxies marked “Abstain”and broker proxies that have not voted on a particular proposal (“Broker Non-Votes”), if any, will be counted in determining the presence of a quorum. Other than for election of directors (discussed below), each holder of Common Stock and Preferred Stock as of the Record Date is entitled to one vote per Share.

        Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the total number of votes cast for the election of directors at the Meeting by the holders of Common Stock and Preferred Stock, voting together as a single class. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Abstentions and Broker Non-Votes, if any, will not be counted as having been voted and will have no effect on the election of directors except to the extent the failure to vote for a nominee results in another nominee receiving a larger number of votes. Shareholders may cumulate their votes in the election of directors. That is, shareholders may multiply the number of Shares owned and entitled to vote at the Meeting by the number of directors (8) to be elected and cast the resulting number of votes for any one or more candidates.

        Adoption of Proposals No. 2 and No. 3 requires the affirmative vote of a majority of the total number of shares of the Common Stock and Preferred Stock represented and entitled to vote at the Meeting, voting together as a single class. In determining whether Proposals No. 2 and No. 3 have received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as votes against the proposal, and broker non-votes, if any, will have no effect on the votes for the proposal.

        The expense of solicitation will be borne by the Company. The solicitation of Proxies will be largely by mail, but may include telephonic, telegraphic or oral communications by officers or other representatives of the Company. The Company will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for reasonable out-of-pocket expenses in connection with forwarding Proxies and proxy materials to the beneficial owners of such shares.

        It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to shareholders on or about April 17, 2008.

PROPOSAL 1 - ELECTION OF DIRECTORS

        A board of eight directors, constituting the entire Board of Directors specified by the bylaws of the Company, will be elected at the Meeting by the shareholders of the Company to hold office until their successors have been elected and qualify. It is intended that, unless authorization to do so is withheld, the proxies will be voted “FOR” the election of the director nominees named below. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected. However, if any nominee becomes unable to stand for election as a director at the Meeting, an event not now anticipated by the Board, the Proxy will be voted for a substitute designated by the Board.

        The nominees are listed below with brief statements of their principal occupation and other information:

Name of Nominee	Age	Director Since	Principal Occupation

Edward J. Quilty	57	March, 1996	Chairman of the Board, President and Chief Executive Officer of the Company
Srini Conjeevaram	49	May, 1998	Managing Director of SC Capital Management, LLC
Stephen T. Wills, CPA, MST	51	May, 2000	Executive Vice President - Operations and Chief Financial Officer of Palatin Technologies, Inc.
James T. O’Brien	69	May, 2001	Consultant to the pharmaceutical industry
C. Richard Stafford, Esq.	72	May, 2002	Consultant to the pharmaceutical industry
Richard J. Keim	72	May, 2002	Managing Director of Kensington Management Group, LLC
Robert G. Moussa	61	May, 2005	President and Chief Executive Officer of Robert Moussa & Associates
Bruce F. Wesson	65	May, 2006	President of Galen Associates

        All director nominees, with the exception of Edward J. Quilty, are “independent” as defined in Nasdaq Marketplace Rule 4200. The term of office of each person elected as director will continue until the Company’s next Annual Meeting of Shareholders or until his successor has been elected and qualifies.

        During 2007, there were nine meetings of the Board of Directors. All members of the Board of Directors attended the Company’s previous annual meeting of shareholders held on May 17, 2007.

Information Relative to Directors and Nominees

         Edward J. Quilty has served as Chief Executive Officer of the Company since November, 1996, Chairman of the Board since May, 1996 and as a director of the Company since March, 1996. Mr. Quilty was the Chairman of the Board of Palatin Technologies, Inc., a publicly traded biopharmaceutical company specializing in peptide drug design for diagnostic and therapeutic agents, from November, 1995 until May, 2000. During the period November, 1996 through May, 2000 Mr. Quilty held the Chief Executive Officer positions at both the Company and Palatin Technologies, Inc. From July, 1994 through November, 1995, he was President and Chief Executive Officer of MedChem Products, Inc., a publicly traded developer and manufacturer of specialty medical products which was acquired by C. R. Bard in November, 1995. From March, 1992 through July, 1994 Mr. Quilty served as President and Chief Executive Officer of Life Medical Sciences, Inc.,

a publicly traded developer and manufacturer of specialty medical products including wound healing agents. The assets of Life Medical Sciences were purchased by MedChem Products, Inc. During the period January, 1987 through September, 1991 Mr. Quilty served as Vice President – Sales and Marketing and later as Executive Vice President (in which capacity he shared the office of the President) with McGaw Laboratories, a pharmaceutical and medical device company. Previously, he served from 1974 in a variety of sales, marketing and management positions with Baxter/American Hospital Supply Corporation. Mr. Quilty has over 30 years of experience in the healthcare industry primarily in strategic planning, management and sales and marketing. Mr. Quilty is director of the MedTech Group, a privately held medical products company. He earned a Bachelor of Science degree from Missouri State University, Springfield, Missouri in 1973 and a Master of Business Administration degree from Ohio University, Athens, Ohio in 1987.

         Srini Conjeevaram has served as director of the Company since May, 1998. Mr. Conjeevaram is Managing Director of SC Capital Management, LLC pursuing venture capital opportunities in healthcare. Mr. Conjeevaram is also the general partner of venture capital funds with investments in several privately-held medical device companies. From 1991 through March 2006, he was with Galen Associates, a healthcare venture capital firm, becoming a General Partner in 1996. Prior to his affiliation with Galen Associates, he was an Associate in Corporate Finance at Smith Barney from 1989 to 1990 and a Senior Project Engineer for General Motors Corporation from 1982 to 1987. He earned a Bachelor of Science degree in Mechanical Engineering from Madras University, Madras, India, a Master of Science degree in Mechanical Engineering from Stanford University, Stanford, California, and a Master of Business Administration from Indiana University, Bloomington, Indiana.

         Stephen T. Wills, CPA, MST has served as a director of the Company since May, 2000. He also served as Chief Financial Officer of the Company from July, 1997 and Vice President from November, 1997 until his resignation from these positions in July, 2000. Mr. Wills currently serves as Executive Vice President – Operations and Chief Financial Officer of Palatin Technologies, Inc., a publicly traded biopharmaceutical company. Mr. Wills serves on the board of directors of U.S. Helicopter, Inc. as chairman of the audit committee and a member of the compensation committee. Mr. Wills is a member of the American Institute of Certified Public Accountants, New Jersey Society of Certified Public Accountants and Pennsylvania Institute of Certified Public Accountants. He earned a Bachelor of Science degree in Accounting from West Chester University, West Chester, Pennsylvania in 1979 and a Master of Science in Taxation from Temple University, Philadelphia, Pennsylvania in 1994.

         James T. O’Brien has served as a director of the Company since May, 2001. He currently serves as a consultant to the pharmaceutical and healthcare industries. Most recently, he served as President of O’Brien Marketing & Communications. Previously, Mr. O’Brien served from 1989 to 1991 as President and Chief Operating Officer for Elan Corporation (NYSE: ELN), a multi-national medical products and pharmaceutical company. In 1986, Mr. O’Brien founded O’Brien Pharmaceuticals and served as its President and Chief Executive Officer until the acquisition of this company by Elan Corporation. During the period 1980 to 1986, Mr. O’Brien held several division presidencies with the Revlon Health Care Group. Prior to his association with Revlon, he served for seventeen years with Sandoz Pharmaceuticals, Inc., most recently as Vice President of U.S. Marketing and Sales. Mr. O’Brien serves as chairman of the board of directors of Benedictine College. He earned a Bachelor of Science in Business Administration from Benedictine College, Atchison, Kansas, in 1960 and attended the Harvard University Advanced Management Program in 1974.

         C. Richard Stafford, Esq. has served as a director of the Company since May, 2002. Mr. Stafford is a consultant to the pharmaceutical industry. Previously, he was Vice President for Corporate Development and a member of the operating committee of Carter-Wallace, Inc., a multinational manufacturer of pharmaceutical, toiletry and diagnostic products. Prior to joining Carter-Wallace, Inc. in 1977, Mr. Stafford was President of Caithness Corporation, a natural resources development firm, and an adjunct professor of law at New York Law School. Mr. Stafford earned his Bachelor of Arts, cum laude, from Harvard College, his Bachelor of Laws from Harvard Law School and his Master of Laws from New York University Law School.

         Richard J. Keim has served as a director of the Company since May, 2002 and serves as a consultant to various industries. He is a founder and Managing Director of Kensington Management Group, LLC, a portfolio manager with assets in excess of $90 million. Prior to organizing Kensington in 1986, Mr. Keim founded and served as Executive Vice President of the Buckingham Research Group Incorporated, a registered broker-dealer, from 1982 through 1993 and Executive Vice President and Chief Investment Officer of Buckingham Capital Management from 1985 until 1993. Mr. Keim received his Bachelor of Arts in Business Administration from the University of Wisconsin and his Master of Business Administration from the University of Chicago. He is a Senior Security Analyst, a Chartered Financial Analyst and a member of the New York Society of Security Analysts and the Financial Analyst Federation.

         Robert G. Moussa has served as a director of the Company since May, 2005. Mr. Moussa is the owner, President and Chief Executive Officer of Robert Moussa &Associates, a consulting firm serving the pharmaceutical, biotechnology and healthcare industries. Prior to founding this firm, he served in a variety of executive positions with Mallinckrodt, Inc., St. Louis, Missouri, a $2.4 billion healthcare and chemical company. Mr. Moussa’s most recent assignment at Mallinckrodt was President –International, a position he held from 1995 through 1997. Previously he served from 1992 to 1996 as President and Chief Executive Officer of Mallinckrodt Medical, Inc., Mallinckrodt’s largest business unit with over one billion dollars in revenues. Before joining Mallinckrodt Medical, Mr. Moussa served during the period 1978 through 1992 as Mallinckrodt, Inc.’s Group Vice President – International Medical Products, Vice President and General Manager – Medical Products Europe, General Manager –Critical Care, Director of Business Operations and General Sales Manager. Prior to joining Mallinckrodt, Mr. Moussa held a number of positions during the period 1969 through 1976 with Sherwood Medical, United Kingdom, most recently as Director of Marketing. Mr. Moussa received his Baccalaureate from the Collège du Sacre-Cœur, Beirut, Lebanon, in 1966 and his Bachelor of Science in Business Administration from Ealing University, London, England, in 1969. He has also completed executive seminars at the University of California at Berkley, the Aspen Institute, the Wharton Executive School and the Center for Creative Leadership.

         Bruce F. Wesson has served as a director of the Company since May, 2006. He presently serves as President of Galen Associates, a health care venture capital firm with which he has been associated since 1991. Prior to joining Galen, Mr. Wesson served for over twenty three years with the Corporate Finance Division of Smith Barney, most recently as Senior Vice President and Managing Director. During his tenure at Smith Barney, Mr. Wesson chaired Smith Barney’s Valuation and Opinion Committee in which capacity he maintained responsibility for the firm’s valuations and fairness opinions. Mr. Wesson serves as a director of Chemtura Corporation, QMED, Acura Pharmaceuticals, Inc. and several of Galen Associate’s portfolio companies. Mr. Wesson earned a Bachelor of Arts degree from Colgate University, Hamilton, New York, in 1964 and a Master of Business Administration degree from Columbia University, New York, New York, in 1967.

Compensation of Directors

Current and Historical Compensation Programs

        Upon election or appointment, outside directors receive options to purchase 20,000 shares of the Company’s Common Stock at a price per share equal to the fair market value of the Common Stock on the date of the option grant. These options vest at the rate of 5,000 on the date of grant and 5,000 per year thereafter. Effective April 1, 2007, for each year of service outside directors receive options to purchase 35,000 shares of the Company’s Common Stock at a price per share equal to the fair market value of the Common Stock on the date of the option grant. These options vest at the rate of 8,750 on the date of grant and 8,750 per year thereafter. Effective April 1, 2007, for each year of service each outside Director, with the exception of the chairmen of the audit and compensation committees, receives a $25,000 cash payment, payable quarterly. The chairmen of the audit and compensation committees receive annual cash payments of $30,000 and $28,000, respectively. All directors are reimbursed for expenses incurred in connection with each board and committee meeting attended. Inside directors receive no compensation for their services as directors.

        During the period May 12, 2006 through March 31, 2007, for each year of service outside directors received options to purchase 25,000 shares of Common Stock, 25,000 shares of restricted Common Stock and a cash payment of $12,000, payable quarterly.

        During the period May 12, 2005 through May 11, 2006, for each year of service outside directors received options to purchase 70,000 shares of Common Stock and a cash payment of $12,000, payable quarterly.

Director Compensation Table

        The following table sets forth information regarding all forms of compensation received by directors of the Company during the year ended December 31, 2007:

Name	Fees Earned or Paid in Cash	Option Awards	Total
Edward J. Quilty	-	-	-
Stephen T. Wills, CPA, MST	$25,500	$24,500 (1)	$50,000
Srini Conjeevaram	$21,750	$24,500 (1)	$46,250
James T. O’Brien	$23,250	$24,500 (1)	$47,750
Richard J. Keim	$21,750	$24,500 (1)	$46,250
C. Richard Stafford, Esq.	$21,750	$24,500 (1)	$46,250
Robert G. Moussa	$23,250	$24,500 (1)	$47,750
Bruce F. Wesson	$21,750	$24,500 (1)	$46,250
_______________________ (1) Reflects the award of options to purchase 35,000 shares of Common Stock.

Board Committees

Audit Committee

        The Company maintains an Audit Committee that is currently composed of Stephen T. Wills, CPA, MST, Chairman, Srini Conjeevaram, Bruce F. Wesson and Richard J. Keim. Messrs. Wills, Conjeevaram, Wesson and Keim are considered to be “independent” as defined in Nasdaq Marketplace Rule 4200. The Audit Committee reviews the results and scope of the audit and the financial recommendations provided by the Company’s independent registered public accounting firm. The Audit Committee operates under a written charter a copy of which is attached hereto as Appendix A. The Audit Committee held four meetings in 2007. Details relative to the Audit Committee’s financial expert, together with the Audit Committee Report, are set forth below under the heading Additional Information.

Compensation Committee

        The Company maintains a Compensation Committee that is currently composed of Robert G. Moussa, Chairman, Stephen T. Wills, CPA, MST, C. Richard Stafford, Esq. and James T. O’Brien. Messrs. Moussa, Wills, Stafford and O’Brien are considered to be “independent” as defined in Nasdaq Marketplace Rule 4200. The Compensation Committee reviews the compensation of management and recommends to the Board of Directors the amounts and types of cash and equity incentives to be offered to management. The Compensation Committee operates under a written charter a copy of which is attached hereto as Appendix B. The Compensation Committee held four meetings in 2007. The Compensation Committee Report is set forth below under the heading Additional Information.

Nominating and Corporate Governance Committee

        The Company maintains a Nominating and Corporate Governance Committee that is currently composed of James T. O’Brien, Chairman, C. Richard Stafford, Esq., Robert G. Moussa and Richard J. Keim. Messrs. Stafford, O’Brien, Moussa and Keim are considered to be “independent” as defined in Nasdaq Marketplace Rule 4200. The Nominating and Corporate Governance Committee reviews the qualifications of prospective directors for consideration by the Board of Directors as management’s nominees for directors. The Nominating and Corporate Governance Committee does not operate under a written charter. The Nominating and Corporate Governance Committee held one meeting in 2007.       The Company will consider nominations for directors submitted by shareholders. Shareholder nominations for election to the Board of Directors must be made by written notification received by the Company not later than sixty days prior to the next annual meeting of shareholders. Such notification shall contain, at a minimum, the following information:

1.	The name and residential address of the proposed nominee and of each notifying shareholder;

2.	The principal occupation of the proposed nominee;

3.	representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

4.	The total number of shares of the Company owned by the notifying shareholder;

5.	A description of all arrangements or understandings between the notifying shareholder and the proposed nominee and any other person or persons pursuant to which the nomination is to be made by the notifying shareholder;

6.	Any other information regarding the nominee that would be required to be included in a proxy statement filed with the SEC; and

7.	The consent of the nominee to serve as director of the Company, if elected.

        The Nominating and Corporate Governance Committee will return, without consideration, any notice of proposed nomination which does not contain the foregoing information.

        The Nominating and Corporate Governance Committee has not established specific criteria or minimum qualifications that must be met by committee-nominated or shareholder-nominated nominees for director. Regardless of the source of a given nominee’s nomination, the Nominating and Corporate Governance Committee evaluates each nominee based solely upon his/her educational attainments, relevant experience and professional stature. The Nominating and Corporate Governance Committee primarily seeks nominations for director from institutional security holders, members of the investment banking community and current directors.

        The Board of Directors unanimously recommends that shareholders vote “FOR” the election as directors of the nominees listed above.

PROPOSAL 2 –AMENDMENT TO THE COMPANY’S STOCK OPTION PLAN

Summary of the Plan

General Purpose

        The Company’s Board of Directors believes that providing selected persons with an opportunity to invest in the Company will give such persons additional incentive to increase their efforts on behalf of the Company and will enable the Company and its subsidiaries to attract and retain the best available associates, officers, directors, consultants and advisors. The Company’s Board of Directors has approved an amendment to the Derma Sciences, Inc. Stock Option Plan (the “Plan”) to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Plan from 5,000,000 shares to 10,000,000 shares.

        The Plan was adopted on July 18, 1991 and most recently amended and restated on November 29, 2007. The Plan is attached to this Proxy Statement as Appendix C.

Amendment

        The Board of Directors has approved the most recent amendment to the Plan to increase the number of shares available for issuance under the Plan from 5,000,000 to 10,000,000. The Board of Directors believes that an increase in shares available for issuance is necessary for the Company to have the ability to attract and retain the best available personnel.

        Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of the Company’s common and preferred stock represented at the Annual Meeting.

Administration of the Plan

        The Plan is administered by a committee of disinterested directors designated by the Board of Directors (the “Compensation Committee”). Subject to the restrictions of the Plan, the Compensation Committee determines who is eligible to receive stock options, the nature, amount and timing of options granted under the Plan, the exercise price and vesting schedule of any options granted, and all other terms and conditions of the options to be granted.

        Both Nonqualified Options and Incentive Options may be issued under the Plan. An Incentive Option may not have an exercise price less than fair market value of the Common Stock on the date of grant or an exercise period that exceeds ten years from the date of grant and is subject to certain other limitations which allow the option holder to qualify for favorable tax treatment. None of these restrictions apply to the grant of Nonqualified Options which may have an exercise price less than the fair market value of the underlying common stock on the date of grant and may be exercisable for an indeterminate period of time. The Company has undertaken not to issue options with exercise prices less than fair market value on the date of grant.

Federal Income Tax Consequences of the Plan

        The Plan permits the granting of Incentive Stock Options as well as Nonqualified Stock Options. Generally, no income is recognized when either type of option is granted to the option holder, but the subsequent tax treatment differs widely.

Nonqualified Stock Options

        No income is recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of the shares. Income recognized by optionees who are employees of the Company upon the exercise of nonqualified stock options is considered compensation subject to withholding at the time the income is recognized, and therefore, the Company or one of its affiliates must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. The nonqualified stock options granted under the Plan are designed to provide the Company with a deduction, subject to certain limitations, equal to the amount of ordinary income recognized by the optionee at the time of recognition.

        The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for the shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, the difference between the amount realized and the basis of the shares constitutes capital gain or loss to the optionee for federal income tax purposes.

Incentive Stock Options

        No income is recognized by an optionee for federal income tax purposes upon the grant or the exercise of an incentive stock option. The basis of shares transferred to an optionee pursuant to the exercise of an incentive stock option is the price paid for the shares. If the optionee holds such shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, whichever is later, the optionee recognizes capital gain or loss upon sale of the shares received upon exercise of the option equal to the difference between the amount realized on such sale and the exercise price. Generally, if the shares are not held for that period, the optionee recognizes ordinary income upon disposition in an amount equal to the excess of the fair market value of the purchased shares on the date of exercise over the option price of the shares, or if less (and if the disposition is a transaction in which loss, if any, is recognized), the gain on disposition. Any additional gain realized by the optionee upon such disposition is a capital gain.

        The excess of the fair market value of shares on the date of the exercise of an incentive stock option over the option price for the shares is an item of adjustment for purposes of the alternative minimum tax.

        The Company is not entitled to a deduction upon the exercise of an incentive stock option by an optionee. If the optionee disposes of the shares of stock received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, the Company may, subject to certain limitations, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time the income is recognized by the optionee.

        The Board of Directors unanimously recommends that shareholders vote “FOR” amendment of the Company’s Stock Option Plan to increase the number of shares of the Company’s Common Stock issuable under the Plan from 5,000,000 to 10,000,000.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees

        Fees for professional services provided by the Company’s Independent Registered Public Accounting Firms for the years ended December 31, 2007 and 2006 are as follows:

	2007	2006

Audit fees	$352,000	$289,565
Audit related fees	60,850	146,730

Totals	$412,850	$436,295

        The foregoing fees were, in each case, pre-approved by the Company’s Audit Committee.

Fee Analysis and Pre-Approval Policy

Audit Fees

        Audit fees consist of fees relative to the audit of the Company’s year-end financial statements and review of the Company’s quarterly reports on Form 10-QSB.

Audit Related Fees

        The 2007 audit related fees principally involve services of Ernst & Young LLP in support of acquisitions, securities registration statement filings and an executive compensation market data analysis study.

        The 2006 audit related fees principally involve services of the Company’s previous independent registered public accounting firm, J.H. Cohn LLP, in support of the Form 8-K in connection with an acquisition.

Audit Committee Pre-Approval Policy

        It is the policy of the Company’s audit committee to approve all engagements of the Company’s independent auditors to render audit or non-audit services prior to the initiation of such services.

Independent Registered Public Accounting Firm’s Presence at Annual Meeting

        Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the selection of Ernst &Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

EXECUTIVE OFFICERS

        The executive officers of the Company are:

Name	Age	Position with the Company	Executive Officer of the Company Since
Edward J. Quilty	57	Chairman of the Board, President and Chief Executive Officer	May, 1996
John E. Yetter, CPA	55	Vice President and Chief Financial Officer	August, 2000
Robert C. Cole	55	Executive Vice President – Sales	January, 2003
Frederic Eigner	58	Executive Vice President of Operations and General Manager, Derma Sciences Canada Inc.	March, 2005
Barry J. Wolfenson	41	Vice President – Marketing and Business Development	March, 2006

        Messrs. Quilty, Yetter, Cole, Eigner and Wolfenson are members of the Company’s operating review committee. Additional information relative to Edward J. Quilty is included in the preceding pages under “Election of Directors.”

        John E. Yetter, CPA has served as Vice President and Chief Financial Officer of the Company since August, 2000. Prior to joining the Company, Mr. Yetter held a variety of senior financial positions with Bristol-Myers Squibb Company. Before his association with Bristol-Myers Squibb, he held several supervisory financial positions with Cooper Industries, Inc., Price Waterhouse and Hulse Manufacturing Company. Mr. Yetter is a member of the American Institute of Certified Public Accountants and the New York Society of Certified Public Accountants. He earned a Bachelor of Science in Accounting, magna cum laude, from Boston College School of Management, Boston, Massachusetts in 1975.

        Robert C. Colehas served as Executive Vice President for Sales of the Company since May, 2006. Previously, he served as the Company’s Vice President – Sales and Marketing since January, 2003. Prior to joining the Company, Mr. Cole held a variety of executive sales positions with B. Braun Medical and predecessor firms beginning in 1974, most recently as Vice President, Sales, Eastern Zone. Mr. Cole earned his Bachelor of Science degree in Biology, cum laude, from St. Vincent’s College, Latrobe, Pennsylvania, in 1974.

        Frederic Eignerhas served as Executive Vice President for Operations of the Company and General Manager of the Company’s Canadian subsidiary, Derma Sciences Canada Inc., since March, 2005. Previously he served as Vice President for Operations of Derma Sciences Canada Inc. since August, 2002. Prior to its acquisition by the Company, he held several positions with Dumex Medical Inc. during the period 1992 until August of 2002, most recently as Executive Vice President. Prior to his association with Dumex Medical, Mr. Eigner held a variety of executive manufacturing positions with The Kendall Company during the period 1980 through 1992, most recently as Director of Manufacturing. He earned a Bachelor of Science degree in Industrial Engineering from the High Technical school of Kranj, Slovenia, in 1975, a Master of Science in Chemical Engineering from the University of Maribor, Slovenia, in 1980, and a Master of Business Administration from the University of Toronto, Ontario, Canada, in 2000.

        Barry J. Wolfenson currently serves as Vice President for Marketing and Business Development of the Company. Previously, he served as the Company’s Director of Marketing during the period February 2004 through February 2006. Prior to joining the Company, Mr. Wolfenson held a variety of sales and marketing positions with Bristol-Myers Squibb beginning in 2001, most recently as Marketing Manager with the Bristol-Myers Squibb Conva-Tec division. Before his association with Bristol-Myers Squibb, he operated a successful entrepreneurial venture and served as an account executive with Anderson Consulting. Mr. Wolfenson earned a Bachelor of Science in Economics from Franklin and Marshall College, Lancaster, Pennsylvania, in 1989 and a Master of Business Administration, cum laude (Phi Beta Kappa) from the University of Michigan, Ann Arbor, Michigan, in 2001.

        Executive officers are elected by, and serve at the discretion of, the Board of Directors.

EXECUTIVE COMPENSATION

Executives and Employment Arrangements

        The following discussion and table relates to compensation arrangements on behalf of, and compensation paid by the Company to, Edward J. Quilty, the Company’s Chief Executive Officer, John E. Yetter, CPA, the Company’s Chief Financial Officer, Robert C. Cole, the Company’s Executive Vice President for Sales, Frederic Eigner, the Company’s Executive Vice President for Operations and General Manager of Derma Sciences Canada Inc., and Barry J. Wolfenson, the Company’s Vice President for Marketing and Business Development:

Edward J. Quilty

        The Company employs Edward J. Quilty, its Chairman, President and Chief Executive Officer, pursuant to a two-year employment agreement, renewed effective March 1, 2008, providing for base compensation in the amount of $357,000 per year, effective January 1, 2008, and incentive compensation in the discretion of the Company’s Board of Directors. The agreement further provides for the payment of severance compensation in the amount of two-years’ base salary ($714,000) upon failure of the Company to renew the agreement for successive two-year terms or for termination of Mr. Quilty’s employment other than “for cause”. In addition, upon a change in control of the Company, Mr. Quilty may, within six-months of the change in control, tender his resignation and receive severance compensation equal to two-years’ base salary. For this purpose, “change of control” is defined as a greater than 50% change in ownership of the voting securities of the Company in a single transaction or series of related transactions.

John E. Yetter, CPA

        The Company employs John E. Yetter, CPA, its Vice President and Chief Financial Officer, pursuant to a one-year employment agreement, renewed effective March 1, 2008, providing for base compensation in the amount of $225,750 per year, effective January 1, 2008, and incentive compensation in the discretion of the Company’s Board of Directors. The agreement further provides for the payment of severance compensation in the amount of one-year’s base salary ($225,750) upon failure of the Company to renew the agreement for successive one-year terms or for termination of Mr. Yetter’s employment other than “for cause”. In addition, upon a change in control of the Company, Mr. Yetter may, within six-months of the change in control, tender his resignation and receive severance compensation equal to one year’s base salary. For this purpose, “change of control” is defined as a greater than 50% change in ownership of the voting securities of the Company in a single transaction or series of related transactions.

Robert C. Cole

        The Company employs Robert C. Cole, its Executive Vice President for Sales, pursuant to a one-year employment agreement, renewed effective March 1, 2008, providing for base compensation in the amount of $204,750 per year, effective January 1, 2008, and incentive compensation in the discretion of the Company’s Board of Directors. The agreement further provides for the payment of severance compensation in the amount of one-year’s base salary ($204,750) upon failure of the Company to renew the agreement for successive one-year terms or for termination of Mr. Cole’s employment other than “for cause”. In addition, upon a change in control of the Company, Mr. Cole may, within six-months of the change in control, tender his resignation and receive severance compensation equal to one year’s base salary. For this purpose, “change of control” is defined as a greater than 50% change in ownership of the voting securities of the Company in a single transaction or series of related transactions.

Frederic Eigner

        The Company employs Frederic Eigner, its Vice President and Executive Vice President – Operations and General Manager of Derma Sciences Canada Inc., pursuant to a one-year employment agreement, renewed effective March 1, 2008, providing for base compensation in the amount of $229,215 CAD per year, effective January 1, 2008, and incentive compensation in the discretion of the Company’s Board of Directors. The agreement further provides for the payment of severance compensation in the amount of one-year’s base salary ($229,215 CAD) upon failure of the Company to renew the agreement for successive one-year terms or for termination of Mr. Eigner’s employment other than “for cause”. In addition, upon a change in control of the Company, Mr. Eigner may, within six-months of the change in control, tender his resignation and receive severance compensation equal to one year’s base salary. For this purpose, “change of control” is defined as a greater than 50% change in ownership of the voting securities of the Company in a single transaction or series of related transactions.

Barry J. Wolfenson

        The Company employs Barry J. Wolfenson, its Vice President for Marketing and Business Development, pursuant to a one-year employment agreement, renewed effective March 1, 2008, providing for base compensation in the amount of $178,000 per year, effective January 1, 2008, and incentive compensation in the discretion of the Company’s Board of Directors. The agreement further provides for the payment of severance compensation in the amount of one-year’s base salary ($178,000) upon failure of the Company to renew the agreement for successive one-year terms or for termination of Mr. Wolfenson’s employment other than “for cause”. In addition, upon a change in control of the Company, Mr. Wolfenson may, within six-months of the change in control, tender his resignation and receive severance compensation equal to one year’s base salary. For this purpose, “change of control” is defined as a greater than 50% change in ownership of the voting securities of the Company in a single transaction or series of related transactions.

Summary Compensation Table

        The following table sets forth information regarding all forms of compensation received by the named executive officers during the years ended December 31, 2007 and 2006:

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total
Edward J. Quilty Chairman and Chief Executive Officer	2007 2006	$340,000 $315,000	$120,000 $120,000	$291,000 $105,000	$11,495 (1) $11,495 (1)	$762,495 $551,495
John E. Yetter, CPA Vice President and Chief Financial Officer	2007 2006	$215,000 $204,750	$40,000 $50,000	$145,500 $52,500	$6,450 (2) $6,143 (2)	$406,950 $313,393

Robert C. Cole Executive Vice President – Sales	2007 2006	$195,000 $180,000	$35,000 $50,000	$145,500 $52,500	$12,331 (3) $12,735 (4)	$387,831 $295,235

Frederic Eigner Executive Vice President – Operations and General Manager, Derma Sciences Canada Inc.	2007 2006	$203,221 $154,231	$40,000 $50,000	$145,500 $52,500	$7,010 (5) $5,557 (6)	$395,731 $262,288

Barry J. Wolfenson Vice President – Marketing and Business Development	2007 2006	$170,000 $141,917	$45,000 $50,000	$145,500 $52,500	$4,463 (2) $4,257 (2)	$364,963 $248,674

_______________________

(1)     Consists of 401(k) matching contribution of $6,750 and disability insurance of $4,745.

(2)     Consists of 401(k) matching contribution.

(3)     Consists of 401(k) matching contribution of $5,131 and car allowance of $7,200.

(4)     Consists of 401(k) matching contribution of $5,535 and car allowance of $7,200.

(5)     Consists of salary deferral plan matching contribution of $5,249 and disability insurance of $930.

(6)     Consists of salary deferral plan matching contribution of $5,896 and disability insurance of $1,114.

Outstanding Equity Awards at Year-End

        The following table sets forth information regarding the aggregate number of options to purchase Common Stock held by the named executive officers as of December 31, 2007:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date
Edward J. Quilty	50,000	350,000	$0.60	11/29/2017
	75,000	75,000	$0.80	02/22/2017
	193,750	-	$0.50	03/01/2015
	50,000	-	$1.55	02/24/2014
	75,000	-	$0.37	03/25/2013
	30,000	-	$0.61	02/26/2012
	225,000	-	$0.40	08/24/2011
	76,055	-	$5.93	12/10/2008
	20,000	-	$4.00	01/29/2008

John E. Yetter, CPA	25,000	175,000	$0.60	11/29/2017
	37,500	37,500	$0.80	02/22/2017
	116,250	-	$0.50	03/01/2015
	25,000	-	$1.55	02/24/2014
	40,000	-	$0.37	03/25/2013
	20,000	-	$0.61	02/26/2012
	100,000	-	$0.40	08/24/2011
	60,000	-	$0.75	08/28/2010

Robert C. Cole	25,000	175,000	$0.60	11/29/2017
	37,500	37,500	$0.80	02/22/2017
	116,250	-	$0.50	03/01/2015
	25,000	-	$1.55	02/24/2014
	175,000	-	$0.50	11/26/2012

Frederic Eigner	25,000	175,000	$0.60	11/29/2017
	37,500	37,500	$0.80	02/22/2017
	121,875	-	$0.50	03/01/2015
	30,000	-	$1.55	02/24/2014
	20,000	-	$1.70	07/07/2013
	50,000	-	$0.57	09/15/2012

Barry J. Wolfenson	25,000	175,000	$0.60	11/29/2017
	37,500	37,500	$0.80	02/22/2017
	70,000	-	$1.20	01/14/2012
	50,000	-	$0.50	03/01/2015

EQUITY COMPENSATION PLAN INFORMATION

Stock Option Plan

        The Company adopted the Derma Sciences, Inc. Stock Option Plan (the “Plan”) July 18, 1991 and amended the Plan upon several occasions, the latest being November 29, 2007. The number of shares of Common Stock reserved for issuance pursuant to the Plan is 10,000,000 shares. The Plan authorizes the Company to grant two types of equity incentives: (i) options intended to qualify as “incentive stock options” (“ISOs”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and (ii) nonqualified stock options (“NQSOs”). The Plan authorizes options to be granted to directors, officers, key employees and consultants of the Company, except that ISOs may be granted only to employees. The Plan is administered by a committee of directors designated by the Board of Directors (the “Compensation Committee”). Subject to the provisions of the Plan, the Compensation Committee determines who is eligible to receive stock options, together with the nature, amount, timing, exercise price, vesting schedule and all other terms and conditions of the options to be granted.

        Under the Plan, ISOs and NQSOs may have a term of up to ten years. Stock options are not assignable or transferable except by will or the laws of descent and distribution. Stock options granted under the Plan which have lapsed or terminated revert to the status of “unissued” and become available for reissuance.

        As of December 31, 2007, options to purchase 6,152,625 shares of the Company’s Common Stock at prices in the range of $0.37 to $4.00 per share were issued and outstanding under the Plan.

Shareholder Approval

        The following table provides information concerning the Company’s equity compensation plans or individual arrangements that were approved by shareholders and those that were not approved by shareholders as of December 31, 2007:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 1)

Equity Compensation
Plans Approved by
Shareholders	5,000,000	(1)	$0.75	0

Equity Compensation
Plans Not Approved by
Shareholders	3,223,480	(2)	$0.82	0

Total	8,223,480		$0.78	0

_______________________________

(1)	The securities consist of Incentive Stock Options and Nonqualified Stock Options granted to officers, directors, employees and consultants in 1997, 1998, 2003, 2004, 2005, 2006 and 2007 pursuant to the Company’s Stock Option Plan. The per share exercise price of the options is in the range of $0.37 to $4.00. The shares of Common Stock underlying the options have been registered under the Securities Act of 1933.

(2)	The securities consist of Nonqualified Stock Options granted to officers, directors, employees and consultants of the Company during the period 1995 through 2002 and 2007. These options were effected pursuant to employment agreements or stock option agreements recommended by the Compensation Committee of the Company’s Board of Directors and approved by its Board of Directors. The per share exercise price of the options is in the range of $0.40 to $10.63. Of the total of 3,223,480 shares of Common Stock underlying the options, 2,070,855 shares have been registered under the Securities Act of 1933.

CODE OF ETHICS

        The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer (controller) and persons performing similar functions. The Company has filed a copy of its code of ethics as Exhibit 10.42 to its Form 10-KSB filed on March 31, 2003.

Compliance with Section 16(a) of the Exchange Act

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all reports under Section 16(a) required to be filed by its officers, directors and greater than ten-percent beneficial owners were timely filed with the exception of Form 4 – Statement of Changes in Beneficial Ownership of Securities by C. Richard Stafford, Esq. the filing of which was untimely.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of March 31, 2008 certain information regarding the beneficial ownership of shares of the Company’s Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each officer of the Company, and (iv) all directors and officers of the Company as a group:

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (19)	Percent Beneficially Owned (19)
LB I Group Inc. (2)	8,035,700	22.68%
Galen III Partnerships (3)	4,398,747	12.18%
Comvita New Zealand Limited (4)	4,083,330	11.92%
Panacea Fund, LLC (5)	2,678,575	7.79%
Kensington Management Group, LLC (6)	1,513,000	4.43%
Voyager Partners (7)	1,428,572	4.22%
Edward J. Quilty (8)	1,261,489	3.64%
Stephen T. Wills, CPA, MST (9)	554,168	1.62%
James T. O’Brien (10)	484,100	1.41%
John E. Yetter, CPA (11)	463,750	1.35%
Robert C. Cole (12)	443,750	1.30%
C. Richard Stafford, Esq. (13)	432,500	1.27%
Srini Conjeevaram (14)	409,500	1.20%
Frederic Eigner (15)	284,375	0.83%
Barry J. Wolfenson (16)	257,500	0.76%
Robert G. Moussa (17)	162,500	0.48%
All directors and officers as a group (12 persons) (18)	10,665,379	30.47%

(1)	Except as otherwise noted, the address of each of the persons listed is: 214 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
(2)	LB I Group Inc. can be reached at: 399 Park Avenue, 9th Floor, New York, New York 10022. Ownership consists of: 6,428,560 shares of Common Stock and 1,607,140 Class J Warrants.
(3)	The Galen III Partnerships can be reached at: 680 Washington Boulevard, 11th Floor, Stamford, Connecticut 06901. Includes shares owned by Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. Ownership consists of: 2,114,175 shares of Common Stock, 125,003 shares of Class A Convertible Preferred Stock (“Class A Preferred”), 416,668 shares of Class B Convertible Preferred Stock (“Class B Preferred”), 619,055 shares of Class C Convertible Preferred Stock (“Class C Preferred”), 1,071,346 shares of Class D Convertible Preferred Stock (“Class D Preferred”) and exercisable options to purchase 52,500 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 31, 2008. Bruce F. Wesson, a director of the Company, is a General Partner of the Galen III Partnerships.

(4)	Comvita New Zealand Limited can be reached at: Wilson Road South, Paengaroa, Private Bag 1, Te Puke, New Zealand. Ownership consists of: 3,666,664 shares of Common Stock and 416,666 Class H Warrants.
(5)	Panacea Fund, LLC can be reached at: 191 North Wacker Drive, Suite 1500, Chicago, Illinois 60606. Ownership consists of: 2,142,860 shares of Common Stock and 535,715 Class J Warrants.
(6)	Kensington Management Group, LLC can be reached at: 200 Park Avenue, New York, New York 10016. Includes shares owned by Kensington Partners L.P., Kensington Partners II L.P., Bald Eagle Fund Ltd. and Peter Orthwein Family Trust. Ownership consists of: 1,175,500 shares of Common Stock and exercisable options to purchase 337,500 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 31, 2008. Richard J. Keim, a director of the Company, is a Managing Director of Kensington Management Group, LLC.
(7)	Voyager Partners can be reached at: Oakmont Corporation, 865 South Figueroa Street, Suite 700, Los Angeles, California 90017. Ownership consists of: 1,428,572 shares of Common Stock.
(8)	Edward J. Quilty’s ownership consists of: 416,684 shares of Common Stock, 50,000 Class G Warrants and exercisable options to purchase 794,805 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 31, 2008.
(9)	Stephen T. Wills’ ownership consists of: 119,668 shares of Common Stock and exercisable options to purchase 434,500 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 31, 2008.
(10)	James T. O’Brien’s ownership consists of: 81,600 shares of Common Stock, 40,000 Class G Warrants and exercisable options to purchase 362,500 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 31, 2008.
(11)	John E. Yetter’s ownership consists of: 40,000 shares of Common Stock and exercisable options to purchase 423,750 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 31, 2008.
(12)	Robert C. Cole’s ownership consists of: 50,000 shares of Common Stock, 15,000 Class G Warrants and exercisable options to purchase 378,750 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 31, 2008.
(13)	C. Richard Stafford’s ownership consists of: 60,000 shares of Common Stock, 35,000 Class G Warrants and exercisable options to purchase 337,500 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 31, 2008.
(14)	Srini Conjeevaram can be reached at: SC Capital Management, LLC, 712 Fifth Avenue, 11th Floor, New York, New York 10019. Ownership consists of: exercisable options to purchase 409,500 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 31, 2008.
(15)	Frederic Eigner’s ownership consists of: exercisable options to purchase 284,375 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 31, 2008.
(16)	Barry J. Wolfenson’s ownership consists of: 55,000 shares of Common Stock and exercisable options to purchase 182,500 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 31, 2008.
(17)	Robert G. Moussa can be reached at: 2115 Imperial G.C. Boulevard, Naples, Florida 34110. Ownership consists of: 35,000 shares of Common Stock and exercisable options to purchase 127,500 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of March 31, 2008.
(18)	Ownership consists of: Common Stock, Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred, Class G Warrants and options currently exercisable and exercisable within 60 days of March 31, 2008 to purchase shares of Common Stock.
(19)	The number of shares beneficially owned and the percent beneficially owned by each entity or individual assume the exercise of all exercisable options (including those that would be exercisable within 60 days of March 31, 2008), the exercise of all warrants and the conversion into Common Stock of all Convertible Preferred Stock owned by such entity or individual. The percent beneficially owned is a fraction the numerator of which is the number of shares of Common Stock beneficially owned by each entity or individual and the denominator of which is the number of outstanding shares of Common Stock plus the number of shares of Common Stock which would be issued upon exercise by the subject entity or individual of its/his/her own options and warrants and the conversion into Common Stock of its/his/her own Convertible Preferred Stock. This method of computing the percent beneficially owned results in the aggregate ownership percentages of all owners exceeding 100%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has a consulting agreement with its founder, former president and former director. In 2007 and 2006 compensation and reimbursed expenses under this agreement were $16,600 and $25,825, respectively. The Company has an exclusive licensing, manufacturing and sales agreement with Comvita New Zealand Limited, a major shareholder. In 2007, the Company purchased $109,956 of active honey and incurred $8,472 of royalties under the agreement.

ADDITIONAL INFORMATION

Audit Committee

Information Relative to Audit Committee

        The Company has established an audit committee in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. Members of the audit committee are designated in the table under the heading Directors and Executive Officers above. Stephen T. Wills, CPA, MST, chairman of the audit committee, is the audit committee financial expert and is “independent” as that term is used in Nasdaq Marketplace Rule 4200.

Audit Committee Charter

        The Company’s Board of Directors has adopted a written charter for the Audit Committee. A copy of the Charter of the Audit Committee is attached to this Proxy Statement as Appendix A.

Audit Committee Financial Expert

        Stephen T. Wills, CPA, MST has been determined by the Company’s Board of Directors to be its Audit Committee Financial Expert. In making this determination, the Board relied on Mr. Wills’ extensive education and experience in financial matters as set forth in his biographical sketch appearing elsewhere in this Proxy Statement. Among his qualifications, the Board considers that Mr. Wills possesses the following financial capabilities:

1.	An understanding of accounting principles generally accepted in the United States and financial statements;

2.	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

3.	Experience preparing, auditing, analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, together with experience actively supervising persons engaged in the foregoing activities;

4.	An understanding of internal controls and procedures for financial reporting; and

5.	An understanding of audit committee functions.

Audit Committee Members

        The following individuals are members of the Audit Committee of the Company’s Board of Directors:

Stephen T. Wills, CPA, MST, Chairman Srini Conjeevaram, Member Richard J. Keim, Member Bruce F. Wesson, Member

Audit Committee Report

        THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER

THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

        The Audit Committee met privately with the Company’s independent registered public accounting firm and Company financial personnel, each of whom has unrestricted access to the Audit Committee. The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel.

        The Audit Committee also discussed with the Company’s senior management and independent registered public accounting firm the process used for certifications by the Company’s chief executive officer and chief financial officer which are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

        Management has primary responsibility for the implementation of the system of internal controls and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent registered public accounting firm audited the financial statements prepared by management for the years ended December 31, 2007 and 2006, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discussed with the Audit Committee any issues it believed should be raised with the Audit Committee.

        The Audit Committee reviewed with management and with the Company’s independent registered public accounting firm the Company’s financial statements and met separately with both management and the independent registered public accounting firm to discuss and review those financial statements and reports prior to their issuance. Management has represented to the Audit Committee, and the independent registered public accounting firm has confirmed, that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

        The Audit Committee obtained from and discussed with the independent registered public accounting firm a formal written statement describing all relationships between the accounting firm and the Company that might bear on the firm’s independence under Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” discussed with the accounting firm any relationships that may impact its objectivity and independence and satisfied itself as to the firm’s independence. The Audit Committee implemented a procedure to monitor auditor independence and reviewed non-audit services performed by the independent registered public accounting firm.

        The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements.

        Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-KSB for the year ended December 31, 2007.

For the Audit Committee:

Stephen T. Wills, CPA, MST, Chairman Srini Conjeevaram, Member Richard J. Keim, Member Bruce F. Wesson, Member

Compensation Committee

Compensation Committee Charter

        The Company’s Board of Directors has adopted a written charter for the Compensation Committee. A copy of the Charter of the Compensation Committee is attached to this Proxy Statement as Appendix B.

Compensation Committee Members

        The following individuals are members of the Compensation Committee of the Company’s Board of Directors:

Robert G. Moussa, Chairman Stephen T. Wills, CPA, MST C. Richard Stafford, Esq. James T. O’Brien

Compensation Committee Report

        The Compensation Committee is charged with the following responsibilities: (i) recommendations to the Board of Directors relative to the compensation of executive officers, (ii) administration of the 1994 stock option plan and recommendations to the Board relative to the grant of options to employees, directors and consultants of the Company, (iii) review of, and recommendations to the Board concerning, proposed employment agreements with executive officers, and (iv) evaluation of the performance of, and determination of compensation policies for, executive officers.

        Competition for qualified senior management personnel in the Company’s industry is intense. In order to attract and retain qualified personnel, the Company must offer compensation which is comparable to similarly situated companies and which provides the potential for substantial rewards if the Company is successful over the long-term. The objectives of the Company’s executive compensation policy are to attract, retain and reward executive officers and other key employees who contribute to its success and to motivate these individuals to enhance stockholder value. The Company seeks to pay base, bonus and long-term incentive compensation at levels competitive with other medical device companies.

        The Compensation Committee meets several times per year in order to: (i) review the effectiveness of the Company’s executive compensation policy in advancing the Company’s objectives, (ii) make recommendations to the Board for any adjustments, and (iii) recommend annual compensation for the coming year. The Company’s Chief Executive Officer and the Chairman of the Audit Committee gather and report on information about compensation levels in comparable companies.

        The Compensation Committee independently retained a compensation advisor, Ernst & Young LLP, to assist the Committee in its deliberations regarding executive compensation. The mandate of the advisor was to assist the Committee in its development of competitive market data in connection with its assessment of the Company’s executive compensation program, including the competitiveness of the Company’s base, bonus and long-term compensation levels, program design and market trends.

        The Compensation Committee reviews the performance of each executive officer and the financial condition of the Company in relation to the following major components of executive compensation:

        1. Base Salary. The employment agreement with each executive sets an initial base salary in accordance with industry norms and the subject executive's experience and qualifications. The Compensation Committee annually reviews each executive officer’s base salary. Among the factors taken into consideration are: (i) individual and corporate performance, (ii) levels of responsibility, (iii) prior experience, (iv) breadth of knowledge of the industry, and (v) competitive pay practices. If salaries at comparable companies have increased, the Compensation Committee normally recommends similar increases. Provided, however, increases will be recommended only if the subject executive's historical performance warrants an increase and if the increase is prudent in view of the Company’s financial condition.

        2. Annual Bonus. In addition to base salary, the Company seeks to reward executives each year for the achievement of specific goals which may be financial, operational or technological. In this regard, the Compensation Committee considers objectively measurable goals such as obtaining new investment capital, negotiating valuable contracts

18

or meeting sales objectives, together with subjective goals such as quality of management performance and consistency of effort.

        3. Long-Term Incentives. Historically, the Company’s long-term incentives for executive officers have consisted exclusively of stock options awarded both pursuant to, and outside, the Company’s 1991 stock option plan (the “Plan”). Effective February 6, 2003, the Company undertook to issue options exclusively under the Plan. The exercise price of both plan and non-plan options is at least 100% of the fair market value of the Common Stock on the date of grant.

        The Compensation Committee has considered utilizing restricted stock and stock appreciation rights as components of the Company’s long-term incentives. However, for the present, the Compensation Committee has recommended to the Board of Directors that the Company’s long-term incentive compensation consist exclusively of stock options awarded under the Plan. The Board of Directors has assented to this recommendation.

        The Compensation Committee determines the number and terms of recommended option grants to the Company’s executive officers based on practices at comparable companies in the medical device industry and the Company’s policy of linking long-term incentives to performance.

For the Compensation Committee:

Robert G. Moussa, Chairman Stephen T. Wills, CPA, MST, Member C. Richard Stafford, Esq., Member James T. O’Brien, Member

OTHER BUSINESS

        Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting it is intended that the persons named in the accompanying proxy will vote at their discretion.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

        Any shareholder desiring to present a proposal to other shareholders at the next Annual Meeting must transmit such proposal to the Company so that it is received by the Company on or before January 15, 2008. All such proposals should be in compliance with applicable regulations of the Securities and Exchange Commission.

        Shareholders may communicate directly with members of the Company’s Board of Directors by addressing communications for the subject director to: Derma Sciences, Inc., 214 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Alternatively, shareholders may communicate with directors at the address set forth under the heading Security Ownership of Certain Beneficial Owners and Management.

ANNUAL REPORT

        THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF COMMON STOCK ON THE RECORD DATE, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE CORPORATE SECRETARY, DERMA SCIENCES, INC., 214 CARNEGIE CENTER, SUITE 300, PRINCETON, NEW JERSEY 08540.

By Order of the Board of Directors,

April 8, 2008	Edward J. Quilty, Chairman

APPENDIX A

DERMA SCIENCES, INC.

AUDIT COMMITTEE

CHARTER

Organization

        There shall be a committee of the Board of Directors of the Corporation to be known as the Audit Committee. The Audit Committee shall be composed of not less than two (2) directors each of whom is independent of the Corporation and management of the Corporation and free of any relationship that may interfere with his/her free exercise of such independence.

Statement of Policy

        The Audit Committee shall assist the Board of Directors in fulfilling its responsibilities to the shareholders, potential shareholders, the investment community and others relative to the Corporation's financial statements, the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Corporation’s financial statements, and the legal compliance and ethics programs as established by management and the Board of Directors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Committee, independent registered public accounting firm, the internal financial personnel and management of the Corporation. In discharging its oversight role, the Audit Committee shall have the authority to:

1.	Investigate any matter discovered by it or brought to its attention;

2.	Examine all books, records and facilities of the Corporation;

3.	Interview any and all personnel of the Corporation; and

4.	Retain outside counsel or other experts for the foregoing purposes.

Responsibilities and Processes

        The primary responsibility of the Audit Committee is to oversee the Corporation’s financial reporting processes on behalf of the Board of Directors and report the results of its activities to the Board. The Committee shall take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business practices and ethical behavior.

The following shall be the principal processes of the Audit Committee which processes may be supplemented by the Committee, as appropriate:

        1.     The Committee shall have the authority and responsibility to evaluate and, where appropriate, recommend replacement of the independent registered public accounting firm.

        2.     The Committee shall discuss with the auditors their independence from management and the Corporation and the matters included in the written disclosures required by the Independence Standards Board.

        3.     Annually, the Committee shall recommend to the Board of Directors the selection of the Corporation’s independent registered public accounting firm, subject to approval of the Corporation’s shareholders.

        4.     The Committee shall discuss with the internal financial personnel and the independent registered public accounting firm the overall scope and plans for their respective procedures and audits.

        5.     The Committee shall discuss with management, the internal financial personnel and the independent registered public accounting firm the adequacy and effectiveness of the Corporation’s accounting and financial controls, systems to monitor and manage business risk and legal and ethical compliance programs.

        6.     The Committee shall meet separately with the internal financial personnel and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations.

        7.     The Committee shall review the interim financial statements with management and the independent registered public accounting firm prior to the filing of the Corporation’s Quarterly Reports on Form 10-QSB.

        8.     The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent registered public accounting firm under standards of the Public Company Accounting Oversight Board (United States). The chairperson of the Committee may represent the entire Committee for the purposes of this review.

        9.     The Committee shall review with management and the independent registered public accounting firm the financial statements to be included in the Corporation’s Annual Report on Form 10-KSB. (or the annual report to shareholders if distributed prior to the filing of Form 10-KSB). In this connection, the Audit Committee shall exercise its judgment about the quality of conformity to generally accepted accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

        10.     The Committee shall review the results of the annual audit and any other matters required to be communicated to the committee by the independent registered public accounting firm under standards of the Public Company Accounting Oversight Board (United States) and shall report to management its recommendations, if any, occasioned thereby.

Procedure

        Meetings of the Audit Committee shall be called upon the request of any member thereof. Notice of such meeting shall be given to each member of the Audit Committee at least three (3) days before the meeting, either orally or in writing. Presence at a meeting of the Audit Committee shall constitute waiver of notice thereof.

        A majority of the members of the Audit Committee shall constitute a quorum for the purpose of taking any action upon any matter that may come before the Committee.

APPENDIX B

DERMA SCIENCES, INC.

COMPENSATION COMMITTEE

CHARTER

Organization

        There is hereby established a committee of the Board of Directors of the Corporation to be known as the Compensation committee. The Compensation Committee shall be composed of at least three (3) directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Compensation Committee member.

Mandate

        The Compensation Committee shall recommend to the Board of Directors the form, amount and terms of compensation to be paid to the Chief Executive Officer and other executive officers of the Corporation and shall prepare, or cause to be prepared, such data and reports as may be required, from time to time, by the Corporation's independent registered public accounting firm, the Securities and Exchange Commission, the Internal Revenue Service or other governmental or regulatory agencies.

Powers and Responsibilities

        The Compensation Committee shall:

1. Periodically, and no less often than annually, review the compensation of the Chief Executive Officer and other executive officers of the Corporation with a view to determining: (1) the reasonableness of such compensation and the methods of determination thereof, and (2) the comparability of such compensation to compensation paid by corporations of similar size, and engaged in similar activities, as the Corporation;

2. Recommend to the Board of Directors of the Corporation the amount, form and terms of compensation to be paid to the Chief Executive Officer and other executive officers of the Corporation;

3. Administer the various deferred compensation plans, incentive plans and benefit programs of the Corporation to the extent that the Corporation assumes responsibility for the administration thereof;

B-1

4. Evaluate the job performance of the Chief Executive Officer and other executive officers of the Corporation;

5. Review, analyze and submit to the Board of Directors its recommendations relative to the addition to, and/or modification of, the Corporation's current and deferred compensation programs; and

6. Investigate any matter within the scope of its authority and retain outside counsel or consultants for this purpose.

Procedure

        Meetings of the Compensation Committee shall be called upon the request of any member thereof. Notice of such meeting shall be given to each member of the Compensation Committee at least 48 hours before the meeting, either orally or in writing. Presence at a meeting of the Compensation Committee shall constitute waiver of notice thereof.     A majority of the members of the Compensation Committee shall constitute a quorum for the purpose of taking any action upon any matter that may come before the Committee.

B-2

APPENDIX C

DERMA SCIENCES, INC.

AMENDED AND RESTATED STOCK OPTION PLAN

 THIS DERMA SCIENCES, INC. STOCK OPTION PLAN, made, adopted and declared effective July 18, 1991 and amended and restated January 14, 1994, May 22, 1996, July 14, 1998, February 6, 2003, February 24, 2004, March 31, 2006 and November 9, 2007 by Derma Sciences, Inc. (herein referred to as the “Plan”).

         1.   Purpose. The Plan is intended to enable Derma Sciences, Inc. and its subsidiaries (the “Company”) to attract and retain capable officers, other employees, capable outside consultants, advisors and directors, to provide them with incentives to promote the best interests of the Company through the grant of incentive stock options and nonqualified stock options (collectively, “Options”).

        As used in the Plan, the term “incentive stock options” means options which are intended to qualify as incentive stock options within the meaning of §422 of the Internal Revenue Code of 1986, as amended, (the “Code”). The term “nonqualified stock options” means options which are not intended to qualify as incentive stock options.

         2.   Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company whose members shall, inter alia, be “non-employee directors” as this term is utilized in Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934.

        Subject to the terms of the Plan, the Committee shall have full and final authority in its absolute discretion to select the persons to whom Options shall be granted under the Plan and to set the date of grant and the other terms of such Options. The Committee also shall have the authority to establish and rescind, from time to time, such rules and regulations, not inconsistent with the provisions of this Plan, for the proper administration of this Plan and Options granted hereunder, and to make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. The Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan or in any Option granted hereunder in the manner and to the extent it shall deem desirable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company and its officers, employees, directors and outside consultants and advisors (including former officers, employees and directors) of the Company, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them. No member of the Board of Directors of the Company (the “Board”) or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

         3.   Eligibility. The persons eligible to receive options (“Eligible Individuals”) under the Plan shall be the directors (excluding members of the Committee), officers and other employees of the Company, outside consultants and advisors.

         4.   Stock Subject to the Plan. Subject to adjustment as provided in paragraph 7 hereof, 10,000,000 shares (the “Shares”) of $.01 par value common stock (the “Common Stock”) shall be available for the grant of Options under the Plan, which shares may be authorized but unissued Shares or reacquired Shares, as the Company shall determine.

        If any Option granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, the Shares subject to the unexercised portion of such Option shall be available for the granting of Options under the Plan as fully as if such Shares had never been subject to an Option.

         5.   Grants, Terms and Conditions of Options. From time to time until the expiration or earlier termination of the Plan, the Committee may grant Options to Eligible Individuals (such grantees are hereinafter referred to as “Optionees”) under the Plan; provided, however, that grants of incentive and nonqualified stock options shall be separate and not in tandem. Options granted pursuant to the Plan shall be in such form as the Committee shall from time to time approve, and shall be subject to the following terms and conditions:

         (a)   Price. The option price per Share under each Option granted under the Plan shall be determined and fixed by the Committee in its discretion but shall not be less than (i) in the case of an Incentive Stock Option granted to a person who owns more than 10% of the combined voting power of all shares of stock of the Company or any subsidiary on the date of grant, the greater of $.01 or 110% of the fair market value of the Shares on the date of grant of such Option, and (ii) in all other cases the greater of $.01 or 100% of the fair market value of the Shares on the date of grant of such Option. The fair market value of a Share on any day shall mean that amount determined by such method of determining fair market value as shall be permitted by the Code, or the rules or regulations thereunder, and used by the Committee from time to time. For purposes of this paragraph 5 an individual shall be deemed to own any shares of stock of the Company which are attributed to such individual under § 424(d) of the Code.

         (b)   Term. Subject to earlier termination as provided in subparagraphs (c) through (f) below and in paragraph 8 hereof, the duration of each Option shall not be more than ten (10) years from the date of grant; provided that the duration of any Option granted to a person who owns more than 10% of the combined voting powers of all shares of stock of the Company on the date of grant of the Option shall not be more than five (5) years from the date of grant.

         (c)   Exercise and Payment. Except as otherwise provided in paragraph 8 hereof, options shall be exercisable in such installments and on such dates, as the Committee may specify; provided that the Committee may determine that Options will become immediately exercisable in whole or in part in the event of death, disability or termination of employment. Except as otherwise provided in subparagraphs (d) through (f) below, Optionees must be in the employ of the Company at the time of Option exercise. Any Shares which may be purchased upon exercise of an Option (“Option Shares”), the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Options may be exercised, in whole or in part, from time to time, by giving written notice of exercise to Derma Sciences, Inc. at its principal office, specifying the number of Shares to be purchased, and accompanied by payment in full of the aggregate purchase price for the Shares. Only full Shares shall be delivered and any fractional share which might otherwise be deliverable upon exercise of an Option granted hereunder shall be forfeited.

        The purchase price shall be payable: (i) in cash or its equivalent, or (ii) if the Committee, in its discretion, so provides in the stock option agreement or, in the case of nonqualified stock options, if the Committee, in its discretion, so determines at or prior to the time of exercise, in whole or in part through the transfer of Common Stock previously acquired by the Optionee, provided the Common Stock so transferred has been held for the applicable holding period set forth below:

        (i) If such previously acquired shares of Common Stock were acquired through exercise of an incentive stock option and are being tendered as payment of the option price under an incentive stock option, such shares have been held by the Optionee for a period not less than the holding period described in § 422(a)(1) of the Code;

        (ii) If such previously acquired shares of Common Stock were acquired through exercise of an incentive stock option or a nonqualified stock option and are being tendered as payment of the option price under a nonqualified stock option, such shares have been held by the Optionee for more than six months; or

        (iii) If such previously acquired shares of Common Stock were acquired through exercise of a nonqualified stock option and are being tendered as payment of the option price under an incentive stock option, such Shares have been held by the Optionee for more than six months.

        In the event such purchase price is paid, in whole or in part, with shares of Common Stock, the portion of the purchase price so paid shall be equal to the fair market value, as determined by, or in the manner prescribed by, the Committee in accordance with subparagraph (a) above, on the date of exercise of the Option, of the shares of Common Stock so tendered in payment of such purchase price.

         (d)   Death of Optionee. If an Optionee’s employment is terminated by reason of his death prior to the expiration date of his Option, or if an Optionee whose employment is terminated (as described in subparagraphs (e) and (f) below) shall die within three (3) months following his termination of employment but prior to the expiration date of his Option or expiration of the period determined under subparagraphs (e) or (f) below, if earlier, such Option may be exercised by the Optionee’s estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of his death, or to any greater extent permitted by the Committee, at any time prior to the earlier of: (i) one year following the date of the Optionee’s death, or (ii) the expiration date of such Option (which, in the case of death following a termination of employment pursuant to subparagraphs (e) or (f) below, shall be deemed to mean the expiration of the exercise period determined thereunder).

         (e)   Disability of Optionee. If an Optionee shall become permanently and totally disabled during his employment with the Company and his employment with the Company is terminated as a consequence of such permanent and total disability prior to the expiration date of his Option, such Option may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee, at any time prior to the earlier of: (i) one year following the date of the Optionee’s termination of employment, or (ii) the expiration date of such Option. In the event of the Optionee’s legal disability, such Option may be so exercised by the Optionee’s legal representative.

         (f)   Termination of Employment of Optionee. If an Optionee’s employment with the Company is terminated prior to the expiration date of his Option, such Option may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, at any time prior to the later of: (i) three (3) months after the date of termination, or (ii) the expiration date of such Option; provided, however, if an Optionee’s employment is terminated by the Company “for cause” (as defined below), the Optionee shall have no right to exercise his Option on or after the date or such termination. As used herein, termination of an Optionee’s employment by the Company shall be “for cause” if the Board reasonably concludes that the Optionee has materially failed to perform his or her responsibilities to the Company, materially failed to follow directives or policies established by or at the direction of the Board, or conducted himself or herself in a manner materially detrimental to the interests of the Company.

         (g)   Transferability. No option shall be assignable or transferable by an Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, his Options shall be exercisable only by him, or in the event of his legal disability, by his legal representative.

         (h)   Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any Shares covered by his Option until the exercise of such Option and his payment for such Shares.

         (i)   Annual Limit on Incentive Stock Options. The aggregate fair market value (determined in accordance with Subparagraph (a) above as of the time an incentive stock option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by an Eligible Individual during any calendar year (under the Plan and any other incentive stock option plan of the Company) may not exceed one hundred thousand dollars ($100,000), or such other number as may be in effect under the Code from time to time.

         (j)   Option Agreement and Further Conditions. As soon as practicable after the grant of an Option, each Optionee shall enter into, and be bound by the terms of, a stock option agreement (the “Option Agreement”) which shall state the number of Shares to which the Option pertains and specify whether the Option is intended to be an incentive stock option or a nonqualified stock option. The Option Agreement shall set forth such terms, conditions and restrictions regarding the Option not inconsistent with the Plan (and, in the case of incentive stock options, the provisions of § 422(b) of the Code) as the Committee shall determine. Without limiting the generality of the foregoing, the Committee, in its discretion, may impose further conditions upon the exercisability of Options and restrictions on transferability with respect to Shares issued upon exercise of Options.

         (k)   Withholding. The obligation of the Company to deliver Shares upon the exercise of any Option (or cash in lieu thereof) shall be subject to any applicable federal, state and local tax withholding requirements.

         6.   Listing and Registration of Shares. Each Option under the Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Option or Shares covered thereby upon any securities exchange or under the laws of any jurisdiction, or the consent or approval of any governmental or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option, or the exercise thereof, then no such Option may be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, on conditions acceptable to the Company. Each Optionee, or his legal representative or beneficiaries, also may be required to give satisfactory assurance that Shares acquired upon exercise of an Option are being acquired for investment and not with a view to distribution, and certificates representing such Shares may be legended accordingly.

         7.   Adjustments. The number of Shares which may be issued under the Plan, as stated in paragraph 4 hereof, and the number of Shares issuable upon exercise of outstanding Options under the Plan (as well as the exercise price per share under such outstanding Options), shall be equitably adjusted by the Committee to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

         8.   Merger, Liquidation or Sale. In the event of a proposed dissolution, liquidation or sale of substantially all of the assets of the Company, or of a merger or consolidation involving a 50% change of ownership or control of the Company, the Committee shall, in its unlimited discretion, have the power prior to such event: (a) to terminate all outstanding Options upon at least seven (7) days prior notice to each Optionee and, if the Committee deems it appropriate, to cause the Company to pay to each Optionee an amount in cash with respect to each Share to which a terminated Option pertains equal to the difference between the option price and the value, as determined by the Committee in its sole discretion, of the consideration to be received by the holders of shares of Common Stock in connection with such transaction, or (b) to provide for the exchange of Options outstanding under the Plan for options to acquire securities or other property to be delivered in connection with the transaction and in connection therewith to make an equitable adjustment, as determined by the Committee in its sole discretion, in the option price and number of Shares or amount of property subject to the Option and, if deemed appropriate, provide for a cash payment to Optionees in partial consideration for such exchange. Anything hereinbefore or hereinafter to the contrary notwithstanding, upon the approval of the Board of Directors of the Company to implement a dissolution, liquidation, sale of substantially all of the assets of the Company or merger or consolidation involving a 50% change of ownership or control of the Company, all unexercised Options issued hereunder shall become immediately exercisable.

         9.   Acquisitions. Notwithstanding any other provision of this Plan, Options may be granted hereunder in substitution for options held by officers and employees of other corporations who are about to, or have, become employees of the Company as a result of a merger, consolidation, acquisition of assets or similar transaction by the Company. The terms, including the option price, of the substitute options so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

         10.   Amendment or Discontinuance of the Plan. The Board at any time, and from time to time, may suspend or discontinue the Plan or amend it and any outstanding Options in any respect whatsoever; provided, however, that without the approval of the holders of at least a majority of the outstanding shares of Common Stock as may be required by applicable law: (a) the maximum number of Shares with respect to which Options may be granted under the Plan shall not be increased except as permitted under paragraph 7 hereof, (b) the lowest price at which Options may be granted shall not be reduced, and (c) the duration of the Plan under paragraph 14 shall not be extended; and provided further, that no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

         11.   Absence of Rights. The recommendations or selection of an Eligible Individual as a recipient of an Option under the Plan shall not entitle such person to any Option unless and until the grant actually has been made by appropriate action of the Committee, and any such grant is subject to the provisions of the Plan. Further, the granting of an Option to a person shall not entitle that person to continued employment by the Company or affect the terms and conditions of such employment, and the Company shall have the absolute right, in its discretion, to retire such person in accordance with its retirement policies or otherwise to terminate his employment, whether or not such termination may result in a partial or total termination of this Option.

 IN WITNESS WHEREOF, this amendment and restatement of the Plan has been executed November 9, 2007.

DERMA SCIENCES, INC.
By:	/s/ Edward J. Quilty
Edward J. Quilty President and Chief Executive Officer

DERMA SCIENCES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Annual Meeting of Shareholders to be held on May 22, 2008

The undersigned hereby constitutes and appoints Edward J. Quilty, with full power of substitution, as proxy of the undersigned to vote all of the shares of Derma Sciences, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Derma Sciences, Inc. to be held at the offices of the Company, 214 Carnegie Center, Suite 300, Princeton, New Jersey on May 22, 2008, at 3:00 p.m., and any adjournments thereof. This proxy shall be voted on the proposals described in the Proxy Statement as specified below.

The Board of Directors recommends a vote “FOR” each of the following:

1.	ELECTION OF DIRECTORS:

Nominees: Edward J. Quilty, Srini Conjeevaram, Stephen T. Wills, CPA, MST, James T. O'Brien, C. Richard Stafford, Esq., Richard J. Keim, Robert G. Moussa and Bruce F. Wesson. To withhold authority to vote for an individual nominee, place a line through such nominee’s name. To cumulate votes, indicate the votes allocated to each nominee above such nominee’s name.

FOR all nominees	WITHHOLD AUTHORITY for all nominees

2.	AMENDMENT OF THE COMPANY’S STOCK OPTION PLAN TO INCREASE THE SHARES OF COMMON STOCK ISSUABLE THEREUNDER TO 10,000,000:

FOR	AGAINST	ABSTAIN

3.	RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008:

FOR	AGAINST	ABSTAIN

3.	DISCRETIONARY AUTHORITY:

In his discretion, the proxy is authorized to vote upon such other matters as may come before the meeting and any adjournments thereof.

FOR	AGAINST	ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE MEETING AND THE PROXY STATEMENT. The undersigned also hereby ratifies all that the proxy named herein may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the undersigned’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

________________________________	_____________________
Signature of Shareholder	Date

________________________________	_____________________
Signature of Co-Owner	Date

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as your name appears in the address at the left. If shares are registered in more than one name, all owners should sign. If you are signing in a fiduciary or representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, please give full title and attach evidence of authority. Corporations, please sign with full corporate name by a duly authorized officer or officers. If a partnership, please sign in partnership name by an authorized person.

I/WE PLAN TO ATTEND THE MEETING